Exhibit 99.1
Citigroup Inc.
U.S.$330,000,000 2.80% Notes due July 2013
under the
Programme for the
issuance of Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	United States dollars (“U.S.$”)

2.	Aggregate Nominal Amount:	U.S.$330,000,000

3.	Issue Price:	100%

4.	(i) Specified Denominations:	U.S.$10,000

	(ii) Calculation Amount:	U.S.$10,000

5.	Issue Date:	16 July 2010

6.	Maturity Date:	16 July 2013

7.	Redemption/Payment Basis:	Redemption at par

8.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

9.	Fixed Rate Note Provisions	Applicable

	(i) Rate of Interest:	2.80% per annum payable annually in arrears

	(ii) Interest Payment Dates:	16 July in each year from and including 16 July 2011 to and including the Maturity Date.Following Business Day Convention.

	(iii) Fixed Coupon Amount:	U.S.$280.00 per Calculation Amount

	(iv) Day Count Fraction:	30/360

PROVISIONS RELATING TO REDEMPTION

10.	Final Redemption Amount:	U.S.$10,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

11.	Form of Notes:	Bearer Notes

12.	Additional Financial Centers relating to Payment Dates:	Taipei, London and New York City

DISTRIBUTION

13.	TEFRA:	The D Rules are applicable

14.	LISTING AND ADMISSION TO TRADING

	Listing:	Taiwan

	Admission to trading:	Application has been made for the Notes to be listed on the GreTai Securities Market with effect from 16 July 2010.

15.	OPERATIONAL INFORMATION

	ISIN Code:	XS0521498609

	Common Code:	052149860

	Any clearing system other than Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme and the relevant identification number:	Taiwan Depository & Clearing Corporation FB9901